Exhibit 23
             CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-53561), the
Registration Statement on Form S-8 (No. 33-51021) and the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-35137) of Premark International, Inc. of our report dated February 23, 1996 appearing on page 54 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 33 of this Form 10-K.





Price Waterhouse LLP
Chicago, Illinois
March 25, 1996